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                                                                   EXHIBIT 99.2

[MCLEODUSA LOGO APPEARS HERE]

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box 3177
Cedar Rapids, IA 52406-3177
Press and Investor Contact: Bryce E. Nemitz bnemitz@mcleodusa.com
Phone: (319) 298-7800
FAX: (319) 298-7767

FOR IMMEDIATE RELEASE

MCLEODUSA PROPOSED PRIVATE DEBT OFFERING--UPDATE

  Cedar Rapids, Iowa, October 22, 1998--McLeodUSA Incorporated (NASDAQ/NMS:MCLD), announced today an update of its plans for a proposed private offering of senior notes. The Company now plans to raise approximately $300 million due November 1, 2008 in a proposed offering of 9.5% senior notes to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 and pursuant to offers and sales that occur outside the United States in accordance with Regulations S under the Securities Act of 1933.

  The senior notes proposed to be offered by McLeodUSA will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the proposed senior notes.

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